UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2019

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

As previously announced, on September 27, 2019, Ocugen, Inc., formerly known as Histogenics Corporation (the “Company” or “Ocugen”), completed its business combination with Ocugen, Inc. (“Old Ocugen”), whereby Old Ocugen merged into a subsidiary of the Company (the “Merger”), the Company changed its name to “Ocugen, Inc.” and the business conducted by the Company became the business conducted by Old Ocugen. Immediately prior to the Merger, Ocugen and Old Ocugen completed a previously announced private placement transaction with certain accredited investors (the “Investors”) pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated June 13, 2019, as amended, by and among the Company, Old Ocugen and the Investors for an aggregate purchase price of approximately $25.0 million (the “Pre-Merger Financing”), whereby, among other things, the Company agreed to issue on the fifth trading day following the consummation of the Merger, (a) Series A Warrants representing the right to acquire shares of Ocugen’s common stock (“Common Stock”) up to the amount issuable in exchange for 200% of the Converted Initial Shares plus the Converted Additional Shares without giving effect to any limitation on delivery contained in the Securities Purchase Agreement, purchased by the holder (the “Series A Warrants”), (b) additional Series B warrants to purchase shares of Common Stock (the “Series B Warrants”), and (c) Series C warrants to purchase 50 million shares of Common Stock (the “Series C Warrants” and together with the Series A Warrants and the Series B Warrants, the “Warrants”).  On October 4, 2019, pursuant to the Securities Purchase Agreement, Ocugen issued the Series A Warrants, the Series B Warrants and the Series C Warrants.

On November 5, 2019, the Company entered into an agreement with each Investor that amends the terms of each of the Warrants held by each such Investor (collectively, the “Amendments”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Warrants or the Amendments, as applicable.  Pursuant to the Amendments, the Company and each Investor agreed, among other things, to the following:

•                  The Series C Warrants were amended such that they are exercisable, in the aggregate for up to 20 million shares of Common Stock.  They had previously been exercisable for up to 50 million shares of Common Stock.

•                  Section 1(d) of each of the Series C Warrants was also amended to permit the Investors, in lieu of making any cash payment otherwise contemplated to be made to the Company upon the exercise of the Series C Warrant, to elect instead to receive upon such exercise up to 20 million shares of Common Stock.  Prior to the Amendments, the Series C Warrants had permitted the exercise without any cash payment of up to 50 million shares of Common Stock in the event that the Weighted Average Price of the Common Stock was less than or equal to $1.20 per share on any five Trading Days following the issuance of the Series C Warrants.

•                  The Amendments provide that the Series B Warrants will not be exercisable until the completion of a ten Trading Day period following the effectiveness of the registration statement covering the resale of the Warrant Shares (the “Registration Statement”).

•                  Each Series B Warrant includes a “Reset Period,” pursuant to which the number of shares issuable upon exercise of the Series B Warrants may be increased based on a discount to the lowest volume-weighted average prices during the applicable Reset Period.  Among other things, the Reset Period is triggered by the effectiveness of the Registration Statement.  The Amendment provided that the effectiveness of the Registration Statement would not trigger a Reset Period until the completion of a ten Trading Day period following the SEC’s declaring it effective.

•                  Each Series A Warrant was amended such that an equity financing involving a research or non-profit foundation or organization qualified under Section 501(c) of the Internal Revenue Code of 1986, as amended, in an amount of gross proceeds not to exceed $10,000,000 and closing on or prior to May 31, 2020, will be excluded from the anti-dilution adjustment to the exercise price and number of Warrant Shares set forth in Section 2(a) of each Series A Warrant.

Concurrently with the effectiveness of the Amendments, the Investors exercised an aggregate of 3,797,329 Series C Warrants, pursuant to Section 1(d) thereof, as amended, each for one share of Common Stock.  After giving effect to such exercises, the number of shares of Common Stock issued and outstanding is 16,003,916 shares.

Additionally, each of the Investors agreed that through 4:00 p.m. ET on January 27, 2020, subject to certain exceptions, neither such Investor nor such Investor’s affiliates shall sell, dispose or otherwise transfer, directly or indirectly, on any Trading Day (any such date, a “Date of Determination”), shares of Common Stock of the Company, Warrant Shares or shares of common stock of the Company underlying any other Convertible Securities, held by each such Investor on the effective date of the Amendment, in an amount, when each Investor's trading limitations are aggregated, representing more than a specified percentage of the composite trading volume of Common Stock as reported by Bloomberg, LP on each applicable Date of Determination (which percentage shall be 35% until market close on November 19, 2019 and 42% thereafter until market close on January 27, 2020).  The foregoing restriction does not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934 (the “Exchange Act”)) sales by any Investor or its affiliates at a price greater than $3.00 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date of the Amendment) or to any actual “long” sales of shares of Common Stock purchased in open market transactions by any Investor or its affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Amendment to Warrants to Purchase Common Stock, which is filed herewith as Exhibit 4.1, and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth in under Item 1.01 above is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a press release related to the Amendments issued by the Company on November 6, 2019.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01      Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

4.1	Form of Amendment to Warrants to Purchase Common Stock

99.1	Press Release of Ocugen, Inc. dated November 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman